EXHIBIT 99.1

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P R E S S   R E L E A S E

                    HOLLINGER INTERNATIONAL ANNOUNCES SALE OF
                   THE JERUSALEM POST AND THE JERUSALEM REPORT
                            TO MIRKAEI TIKSHORET LTD.
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NEW YORK, NY, November 16, 2004 -- Hollinger International Inc. (NYSE:HLR) ("the
Company") today announced that Mirkaei Tikshoret Ltd., a leading publisher of newspapers in Israel, has agreed to acquire The Palestine Post Limited, the publisher of The Jerusalem Post and The Jerusalem Report, for a purchase price of US$13.2 million in cash. This sale agreement resulted from the Company's previously announced, ongoing Strategic Process.

Gordon Paris, Interim Chairman and CEO of Hollinger International, stated, "Over the past year, we have undertaken a series of actions to maximize value for our shareholders and position Hollinger International for increased profitability and success over the long term. Today's transaction represents another step towards this end, and will allow our management team to devote its full attention to further improving the quality and potential of our assets in North America.

"The Jerusalem Post and Jerusalem Report together are leading publications in the Middle East, and have consistently set the standard for excellence in journalism. We would like to thank the employees of these publications for maintaining their focus during these past months. With their new owners, these publications will be in good hands, led by people who know the Israeli market well and are dedicated to continuing the success of the publications," Mr. Paris said.

The transaction is expected to close in mid-December 2004. Following the closing, there will be no adjustments to purchase price.

The transaction involves the sale by American Publishing Holdings, Inc. of its debt and equity interests in The Palestine Post Limited to Mirkaei Tikshoret Ltd. American Publishing Holdings, Inc. is an indirect subsidiary of Hollinger International. The transaction is subject to the satisfaction of standard anti-trust requirements.

Hollinger International Inc. is a newspaper publisher whose assets include The Chicago Sun-Times and a large number of community newspapers in the Chicago area, a portfolio of new media investments and a variety of other assets.

Mirkaei Tikshoret Ltd. is one of the largest media groups and publishers of newspapers in Israel, located in Tel-Aviv. Its holdings include, among other things, television stations, radio stations and broadcasting rights, daily newspapers in Russian and weekly and monthly magazines in both Hebrew and Russian.

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words


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"believe," "anticipate," "expect," "estimate," "project, "will be," "will continue," "will likely result," "is subject to," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10 K and 10 Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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Hollinger International Contacts:

US/Canada Media
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK/Israel Media
Jeremy Fielding
Kekst and Company
jeremy-fielding@kekst.com
1-212-521-4825

Mirkaei Tikshoret Contact:

Eyal Golan
Managing Director
972-3-627-2000